Exhibit 99.1

Press Release

August 10, 2009
Holly Corporation Reports Second Quarter 2009 Results
Dallas, Texas, August 10, 2009 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported second quarter financial results. For the quarter, net income attributable to Holly Corporation stockholders was $14.6 million ($0.29 per basic and diluted share) compared to $11.5 million ($0.23 per basic and diluted share) for the same period of 2008. For the six months ended June 30, 2009, net income was $36.6 million ($0.73 per basic and diluted share) compared to $20.1 million ($0.40 per basic and $0.39 per diluted share) for the first six months of 2008.
For the quarter, net income attributable to our stockholders increased by $3.2 million compared to the second quarter of 2008. This increase was due to the effects of increased refining production, partially offset by an overall decrease in refinery gross margins. Overall refinery gross margins were $7.82 per produced barrel, a 14% decrease compared to $9.09 for the second quarter of 2008. For the three months ended June 30, 2009, our refinery production levels increased 41% over the same period of 2008 due to incremental production attributable to the operations of our newly acquired Tulsa refinery and production gains resulting from our recent Navajo and Woods Cross refinery capacity expansions. Also contributing to the year-over-year increase in second quarter production levels were the effects of reduced production during the second quarter of 2008 as a result of a fluid catalytic cracking unit (“FCC”) outage that resulted in downtime at our Navajo refinery. Furthermore, increased earnings attributable to our asphalt marketing business also contributed to the increased earnings in the current year.
For the six months ended June 30, 2009, net income attributable to our stockholders increased by $16.5 million compared to the same period of 2008. This increase was due to an overall year-over-year increase in refined product margins combined with a slight increase in year-to-date production levels. Overall refinery gross margins were $9.41 per produced barrel, a 13% increase compared to $8.35 for the first six months of 2008. For the six months ended June 30, 2009, our refinery production levels increased 4% over the same period of 2008. This was due to the effects of incremental production attributable to our Tulsa refinery operations, production gains resulting from our recent Navajo and Woods Cross refinery capacity expansions and production downtime during the second quarter of 2008. These factors were largely offset by the effects of production downtime during the first quarter of 2009. During the first quarter of 2009, we timed our scheduled major maintenance turnaround at the Navajo refinery to coincide with completion of our 15,000 BPSD capacity expansion, increasing its refining capacity to 100,000 BPSD.

“Despite a challenging refining environment, we remained profitable for the quarter,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “Our EBITDA for the quarter was $56.8 million, a 59% increase over the second quarter of 2008. Although overall refining margins were tight in the second quarter, we experienced a small improvement in the markets served by our Navajo refinery averaging $8.39 per barrel, a 4% increase over last year’s second quarter. During the second quarter, we started to see the positive impact from our recent Navajo refinery expansion with refinery production averaging over 96,000 barrels per day. We expect our phase two operation upgrades to be complete in late 2009 that will allow us to run a wider variety of crudes while increasing our flexibility in varying the mix of transportation fuels. At our Woods Cross refinery, margin levels averaged $8.95 per barrel, a 28% decrease from last year’s second quarter. However most of the Woods Cross margin reduction was driven by drawdowns of gasoline inventories during early 2009 and the resulting impact on the second quarter of 2009 in a higher current cost environment. Negatively affecting our overall margin numbers for both refineries were reductions in diesel crack spreads from the very high levels realized during 2008.”
“On June 1, 2009, we completed the acquisition of our 85,000 BPSD Tulsa refinery. Our employees (including our new valued Tulsa employees) did a fantastic job in smoothly transitioning the Tulsa operations into our overall refining business. Although we remain extremely pleased with the facility and its contribution potential, June’s results at Tulsa were well below expectations. However, as we start the third quarter, while facing continued headwinds from low diesel crack spreads, we expect the positive effects of a 15% increase in our crude charge levels in July and improved gross margins on our specialty lubricant products to lead to improved financial performance.”
“We were pleased by the record earnings of Holly Energy Partners, our affiliated MLP, during the second quarter of 2009. Having just completed its fifth year of operation since its initial public offering, it continues to grow and increase its distribution to Holly and its other unitholders. It has increased its quarterly distribution every quarter since inception. On June 1, 2009, Holly sold a newly constructed intermediate pipeline to HEP, and on August 1, 2009, Holly sold certain rail and truck loading facilities at the Tulsa refinery to HEP. These sales resulted in proceeds of approximately $52.0 million to Holly and has provided HEP attractive continued growth opportunities.”
“Looking forward, 2009 will remain a challenging year for the refining industry. We do believe, however, that the markets we serve, the improvements and initiatives that we have recently executed, the quality of our employees and our strong balance sheet, position us to meet these challenges,” Clifton said.
Sales and other revenues for the 2009 second quarter were $1,038.4 million, a 41% decrease compared to the three months ended June 30, 2008. This decrease was due to the effects of a 48% decline in year-over-year second quarter sales prices of produced refined products sold, partially offset by a 25% current quarter increase in volumes of refined products sold over the same period in 2008. Additionally, direct sales of excess crude oil decreased in the current year. Cost of products sold was $879.9 million, a 46% decrease compared to the three months ended June 30, 2008 due mainly to lower crude oil acquisition costs.

Sales and other revenues for the first six months of 2009 were $1,689.2 million, a 48% decrease compared to the six months ended June 30, 2008. This decrease was due to the effects of an overall 46% decline in year-over-year prices of produced refined products sold for the current year-to-date period combined with a 2% decrease in refined products sold compared to the first six months of 2008. Cost of products sold was $1,391.6 million, a 54% decrease compared to the six months ended June 30, 2008.
Operating costs and expenses for the three and six months ended June 30, 2009 increased due to the inclusion of costs attributable to the operations of our Tulsa refinery beginning June 1, 2009, increased costs attributable to the operations of Holly Energy Partners, L.P. (“HEP”) and increased depreciation and amortization expense. A factor contributing to the overall year-to-date increase in operating costs and expenses was due to the inclusion of HEP’s costs for a full six month period during the six months ended June 30, 2009 compared to four months in 2008 as a result of our reconsolidation of HEP effective March 1, 2008. For the six months ended June 30, 2009, HEP’s operating costs and expenses were $37.1 million, an increase of $13.5 million compared to 2008. Additionally, interest expense for the three and six months ended June 30, 2009 and 2008 primarily relates to interest costs attributable to HEP. This press release includes key segment information that shows the impact of HEP’s consolidation on certain balance sheet and income statement amounts.
We issued $200 million of senior notes at a 9.875% coupon in June due 2017. The proceeds from this offering were primarily used to fund the purchase of the Tulsa refinery and associated inventories from Sunoco in June.
The Company has scheduled a webcast conference call for today, August 10, 2009 at 10:00 AM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=60707.
An audio archive of this webcast will be available using the link above through August 24, 2009.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 100,000 BPSD refinery located in Artesia, New Mexico, a 31,000 BPSD refinery in Woods Cross, Utah and an 85,000 BPSD refinery located in Tulsa, Oklahoma that was acquired on June, 1 2009. Also, a subsidiary of Holly owns a 41% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,700 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the Company’s ability to successfully integrate the operations of the Tulsa refinery into its business, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	June 30,		Change from 2008
	2009	2008	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$1,038,381	$1,743,822	$(705,441)	(40.5)%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	879,926	1,620,550	(740,624)	(45.7)
Operating expenses (exclusive of depreciation and amortization)	78,508	74,175	4,333	5.8
General and administrative expenses (exclusive of depreciation and amortization)	15,108	12,942	2,166	16.7
Depreciation and amortization	25,500	15,929	9,571	60.1

Total operating costs and expenses	999,042	1,723,596	(724,554)	(42.0)

Income from operations	39,339	20,226	19,113	94.5
Other income (expense):
Equity in earnings of SLC Pipeline	488	—	488	—
Interest income	134	3,826	(3,692)	(96.5)
Interest expense	(7,205)	(6,251)	(954)	15.3
Tulsa Refinery acquisition costs	(1,610)	—	(1,610)	—

	(8,193)	(2,425)	(5,768)	237.9

Income before income taxes	31,146	17,801	13,345	75.0
Income tax provision	9,575	5,856	3,719	63.5

Net income(1)	21,571	11,945	9,626	80.6
Less noncontrolling interest in net income(1)	6,966	493	6,473	1,313.0

Net income attributable to Holly Corporation stockholders(1)	$14,605	$11,452	$3,153	27.5%

Net income per share attributable to Holly Corporation stockholders — basic	$0.29	$0.23	$0.06	26.1%

Net income per share attributable to Holly Corporation stockholders — diluted	$0.29	$0.23	$0.06	26.1%

Cash dividends declared per common share	$0.15	$0.15	$—	—%

Average number of common shares outstanding:
Basic	50,170	50,158	12	—%
Diluted	50,226	50,515	(289)	(0.6)%

EBITDA	$56,751	$35,662	$21,089	59.1%

	Six Months Ended
	June 30,		Change from 2008
	2009	2008	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$1,689,204	$3,223,806	$(1,534,602)	(47.6)%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,391,580	3,003,987	(1,612,407)	(53.7)
Operating expenses (exclusive of depreciation and amortization)	145,710	134,883	10,827	8.0
General and administrative expenses (exclusive of depreciation and amortization)	26,855	25,879	976	3.8
Depreciation and amortization	45,821	29,238	16,583	56.7

Total operating costs and expenses	1,609,966	3,193,987	(1,584,021)	(49.6)

Income from operations	79,238	29,819	49,419	165.7
Other income (expense):
Equity in earnings of SLC Pipeline	663	—	663	—
Interest income	2,330	7,381	(5,051)	(68.4)
Interest expense	(13,444)	(8,243)	(5,201)	63.1
Tulsa Refinery acquisition costs	(1,610)	—	(1,610)	—
Equity in earnings of HEP	—	2,990	(2,990)	(100.0)

	(12,061)	2,128	(14,189)	(666.8)

Income before income taxes	67,177	31,947	35,230	110.3
Income tax provision	21,706	10,551	11,155	105.7

Net income(1)	45,471	21,396	24,075	112.5
Less noncontrolling interest in net income(1)	8,921	1,295	7,626	588.9

Net income attributable to Holly Corporation stockholders(1)	$36,550	$20,101	$16,449	81.8%

Net income per share attributable to Holly Corporation stockholders — basic	$0.73	$0.40	$0.33	82.5%

Net income per share attributable to Holly Corporation stockholders — diluted	$0.73	$0.39	$0.34	87.2%

Cash dividends declared per common share	$0.30	$0.30	$—	—%

Average number of common shares outstanding:
Basic	50,106	50,654	(548)	(1.1)%
Diluted	50,189	51,015	(826)	(1.6)%

EBITDA	$115,191	$60,752	$54,439	89.6%
Balance Sheet Data

	June 30,	December 31,
	2009	2008
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$109,479	$96,008
Working capital	$159,367	$68,465
Total assets	$2,621,441	$1,874,225
Long-term debt — Holly Corporation	$187,964	$—
Long-term debt — HEP	$390,056	$341,914
Total equity(1)	$1,026,569	$936,332

(1)	During the first quarter of 2009, we adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.” As a result, net income attributable to the noncontrolling interest in our HEP subsidiary is now presented as an adjustment to net income to arrive at “Net income attributable to Holly Corporation stockholders” in our Consolidated Statements of Income. Prior to our adoption of this standard, this amount was presented as “Minority interest in earnings of HEP,” a non-operating expense item before “Income before income taxes.” Additionally, equity attributable to noncontrolling interests is now presented as a separate component of total equity in our consolidated financial statements. We have adopted this standard on a retrospective basis. While this presentation differs from previous GAAP requirements, this standard did not affect our net income and equity attributable to Holly Corporation stockholders.
Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations.
The Refining segment includes the operations of our Navajo, Woods Cross and Tulsa Refineries and Holly Asphalt Company. The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel and specialty lubricant products. The petroleum products produced by the Refining segment are primarily marketed the southwest, rocky mountain and mid-continent regions of the United States and northern Mexico. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa Refinery that are marketed throughout North America and to customers with operations in Central and South America. Holly Asphalt Company manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP effective March 1, 2008 (date of reconsolidation). HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico and Utah. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at their storage tanks and terminals. The HEP segment also includes a 70% interest in Rio Grande Pipeline Company (“Rio Grande”) which provides petroleum products transportation services. Additionally, HEP owns a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refiners in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)

Three Months Ended June 30, 2009
Sales and other revenues	$1,019,919	$40,602	$2,979	$(25,119)	$1,038,381
Operating expenses	$67,640	$11,086	$8	$(226)	$78,508
General and administrative expenses	$—	$1,817	$13,193	$98	$15,108
Depreciation and amortization	$17,832	$6,482	$1,186	$—	$25,500
Income (loss) from operations	$29,530	$21,217	$(11,408)	$—	$39,339

Three Months Ended June 30, 2008
Sales and other revenues	$1,736,201	$26,774	$886	$(20,039)	$1,743,822
Operating expenses	$64,183	$9,985	$7	$—	$74,175
General and administrative expenses	$(6)	$1,359	$11,589	$—	$12,942
Depreciation and amortization	$8,699	$6,220	$1,010	$—	$15,929
Income (loss) from operations	$22,736	$9,210	$(11,720)	$—	$20,226

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)

Six Months Ended June 30, 2009
Sales and other revenues	$1,656,829	$72,727	$3,078	$(43,430)	$1,689,204
Operating expenses	$124,055	$21,882	$27	$(254)	$145,710
General and administrative expenses	$—	$3,142	$23,713	$—	$26,855
Depreciation and amortization	$29,783	$12,300	$3,738	$—	$45,821
Income (loss) from operations	$68,235	$35,403	$(24,400)	$—	$79,238

Six Months Ended June 30, 2008
Sales and other revenues	$3,213,577	$36,716	$1,287	$(27,774)	$3,223,806
Operating expenses	$121,399	$13,661	$7	$(184)	$134,883
General and administrative expenses	$1	$1,881	$23,997	$—	$25,879
Depreciation and amortization	$18,980	$8,230	$2,028	$—	$29,238
Income (loss) from operations	$41,620	$12,944	$(24,745)	$—	$29,819

June 30, 2009
Cash, cash equivalents and investments in marketable securities	$—	$4,195	$105,284	$—	$109,479
Total assets	$1,807,743	$524,285	$302,476	$(13,063)	$2,621,441

December 31, 2008
Cash, cash equivalents and investments in marketable securities	$—	$5,269	$90,739	$—	$96,008
Total assets	$1,288,211	$458,049	$141,768	$(13,803)	$1,874,225
Refining Operating Data
Our refinery operations include the Navajo, Woods Cross and Tulsa Refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Navajo Refinery
Crude charge (BPD) (1)	85,760	72,800	71,800	78,000
Refinery production (BPD) (2)	96,670	76,960	79,960	85,800
Sales of produced refined products (BPD)	95,810	79,910	79,070	86,980
Sales of refined products (BPD) (3)	96,340	88,720	83,810	97,070

Refinery utilization (4)	85.8%	85.6%	71.8%	91.8%

Average per produced barrel (5)
Net sales	$67.93	$133.89	$63.80	$117.33
Cost of products (6)	59.54	125.82	53.83	110.15

Refinery gross margin	8.39	8.07	9.97	7.18
Refinery operating expenses (7)	4.56	5.68	5.19	4.98

Net operating margin	$3.83	$2.39	$4.78	$2.20

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Feedstocks:
Sour crude oil	83%	83%	83%	81%
Sweet crude oil	6%	10%	7%	9%
Other feedstocks and blends	11%	7%	10%	10%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	55%	58%	57%
Diesel fuels	34%	34%	33%	33%
Jet fuels	1%	1%	1%	1%
Fuel oil	3%	3%	3%	3%
Asphalt	3%	4%	3%	3%
LPG and other	2%	3%	2%	3%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	25,940	23,980	24,630	24,470
Refinery production (BPD) (2)	27,700	23,540	25,510	24,490
Sales of produced refined products (BPD)	27,060	23,790	27,040	24,550
Sales of refined products (BPD) (3)	27,750	24,490	27,710	26,010

Refinery utilization (4)	83.7%	92.2%	79.5%	94.1%

Average per produced barrel (5)
Net sales	$69.05	$133.09	$59.74	$117.56
Cost of products (6)	60.10	120.60	49.90	105.05

Refinery gross margin	8.95	12.49	9.84	12.51
Refinery operating expenses (7)	5.98	8.13	6.45	7.17

Net operating margin	$2.97	$4.36	$3.39	$5.34

Feedstocks:
Sour crude oil	3%	—%	3%	2%
Sweet crude oil	62%	76%	64%	75%
Black wax crude oil	27%	22%	27%	19%
Other feedstocks and blends	8%	2%	6%	4%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	66%	62%	67%	65%
Diesel fuels	28%	29%	26%	26%
Jet fuels	—%	—%	—%	—%
Fuel oil	3%	6%	4%	5%
Asphalt	2%	2%	1%	1%
LPG and other	1%	1%	2%	3%

Total	100%	100%	100%	100%

Tulsa Refinery(8)
Crude charge (BPD) (1)	17,930	—	9,010	—
Refinery production (BPD) (2)	17,280	—	9,690	—
Sales of produced refined products (BPD)	16,970	—	8,530	—
Sales of refined products (BPD) (3)	17,250	—	8,670	—

Refinery utilization (4)	64.0%	—%	64.0%	—%

Average per produced barrel (5)
Net sales	$76.14	$—	$76.14	$—
Cost of products (6)	73.31	—	73.31	—

Refinery gross margin	2.83	—	2.83	—
Refinery operating expenses (7)	5.21	—	5.21	—

Net operating margin	$(2.38)	$—	$(2.38)	$—

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Feedstocks:
Sour crude oil	—%	—%	—%	—%
Sweet crude oil	100%	—%	100%	—%
Other feedstocks and blends	—%	—%	—%	—%

Total	100%	—%	100%	—%

Sales of produced refined products:
Gasolines	23%	—%	23%	—%
Diesel fuels	28%	—%	28%	—%
Jet fuels	9%	—%	9%	—%
Lubricants	22%	—%	22%	—%
Gas oil / intermediates	16%	—%	16%	—%
LPG and other	2%	—%	2%	—%

Total	100%	—%	100%	—%

Consolidated
Crude charge (BPD) (1)	129,620	96,780	105,440	102,470
Refinery production (BPD) (2)	141,650	100,500	115,150	110,290
Sales of produced refined products (BPD)	139,840	103,700	114,650	111,530
Sales of refined products (BPD) (3)	141,340	113,210	120,190	123,080

Refinery utilization (4)	81.5%	87.2%	77.0%	92.3%

Average per produced barrel (5)
Net sales	$69.14	$133.71	$63.76	$117.38
Cost of products (6)	61.32	124.62	54.35	109.03

Refinery gross margin	7.82	9.09	9.41	8.35
Refinery operating expenses (7)	4.91	6.24	5.49	5.46

Net operating margin	$2.91	$2.85	$3.92	$2.89

Feedstocks:
Sour crude oil	56%	63%	59%	63%
Sweet crude oil	29%	26%	27%	24%
Black wax crude oil	5%	5%	6%	4%
Other feedstocks and blends	10%	6%	8%	9%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	56%	58%	58%
Diesel fuels	32%	32%	31%	31%
Jet fuels	1%	1%	1%	1%
Fuel oil	3%	4%	3%	4%
Asphalt	3%	4%	2%	3%
Lubricants	3%	—%	2%	—%
Gas oil / intermediates	2%	—%	1%	—%
LPG and other	2%	3%	2%	3%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased by 5,000 BPSD effective January 1, 2009 (our Woods Cross Refinery expansion), 15,000 BPSD effective April 1, 2009 (our Navajo Refinery expansion) and 85,000 BPSD effective June 1, 2009 (our Tulsa Refinery acquisition), increasing our consolidated crude capacity to 216,000 BPSD.

(5)	Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(8)	The amounts reported for the Tulsa Refinery for the three and six months ended June 30, 2009 include crude oil processed and products yielded from the refinery for the period from June 1, 2009 through June 30, 2009 only, and averaged over the number of days in the periods (91 days and 182 days for the three and six months, respectively). Operating data for the period from June 1, 2009 through June 30, 2009 is as follows:

Tulsa Refinery
Crude charge (BPD)	54,390
Refinery production (BPD)	52,400
Sales of produced refined products (BPD)	51,480
Sales of refined products (BPD)	52,310

Refinery utilization	64.0%
Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)

Net income attributable to Holly Corporation stockholders	$14,605	$11,452	$36,550	$20,101
Add provision for income tax	9,575	5,856	21,706	10,551
Add interest expense	7,205	6,251	13,444	8,243
Subtract interest income	(134)	(3,826)	(2,330)	(7,381)
Add depreciation and amortization	25,500	15,929	45,821	29,238

EBITDA	$56,751	$35,662	$115,191	$60,752

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Average per produced barrel:

Navajo Refinery
Net sales	$67.93	$133.89	$63.80	$117.33
Less cost of products	59.54	125.82	53.83	110.15

Refinery gross margin	$8.39	$8.07	$9.97	$7.18

Woods Cross Refinery
Net sales	$69.05	$133.09	$59.74	$117.56
Less cost of products	60.10	120.60	49.90	105.05

Refinery gross margin	$8.95	$12.49	$9.84	$12.51

Tulsa Refinery
Net sales	$76.14	$—	$76.14	$—
Less cost of products	73.31	—	73.31	—

Refinery gross margin	$2.83	$—	$2.83	$—

Consolidated
Net sales	$69.14	$133.71	$63.76	$117.38
Less cost of products	61.32	124.62	54.35	109.03

Refinery gross margin	$7.82	$9.09	$9.41	$8.35

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$8.39	$8.07	$9.97	$7.18
Less refinery operating expenses	4.56	5.68	5.19	4.98

Net operating margin	$3.83	$2.39	$4.78	$2.20

Woods Cross Refinery
Refinery gross margin	$8.95	$12.49	$9.84	$12.51
Less refinery operating expenses	5.98	8.13	6.45	7.17

Net operating margin	$2.97	$4.36	$3.39	$5.34

Tulsa Refinery
Refinery gross margin	$2.83	$—	$2.83	$—
Less refinery operating expenses	5.21	—	5.21	—

Net operating margin	$(2.38)	$—	$(2.38)	$—

Consolidated
Refinery gross margin	$7.82	$9.09	$9.41	$8.35
Less refinery operating expenses	4.91	6.24	5.49	5.46

Net operating margin	$2.91	$2.85	$3.92	$2.89

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Navajo Refinery
Average sales price per produced barrel sold	$67.93	$133.89	$63.80	$117.33
Times sales of produced refined products sold (BPD)	95,812	79,910	79,072	86,980
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$592,274	$973,623	$913,108	$1,857,376

Woods Cross Refinery
Average sales price per produced barrel sold	$69.05	$133.09	$59.74	$117.56
Times sales of produced refined products sold (BPD)	27,059	23,790	27,042	24,550
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$170,027	$288,125	$292,404	$525,270

Tulsa Refinery
Average sales price per produced barrel sold	$76.14	$—	$76.14	$—
Times sales of produced refined products sold (BPD)	16,971	—	8,532	—
Times number of days in period	91	—	181	—

Refined product sales from produced products sold	$117,588	$—	$117,582	$—

Sum of refined products sales from produced products sold from our three refineries (4)	$879,889	$1,261,748	$1,323,094	$2,382,646
Add refined product sales from purchased products and rounding(1)	8,303	120,310	61,984	255,556

Total refined products sales	888,192	1,382,058	1,385,078	2,638,202
Add direct sales of excess crude oil (2)	100,621	314,486	221,876	517,437
Add other refining segment revenue(3)	31,106	39,657	49,875	57,938

Total refining segment revenue	1,019,919	1,736,201	1,656,829	3,213,577
Add HEP segment sales and other revenue	40,602	26,774	72,727	36,716
Add corporate and other revenues	2,979	886	3,078	1,287
Subtract consolidations and eliminations	(25,119)	(20,039)	(43,430)	(27,774)

Sales and other revenues	$1,038,381	$1,743,822	$1,689,204	$3,223,806

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from feedstock and sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Average sales price per produced barrel sold	$69.14	$133.71	$63.76	$117.38
Times sales of produced refined products sold (BPD)	139,842	103,700	114,646	111,530
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$879,889	$1,261,748	$1,323,094	$2,382,646

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Navajo Refinery
Average cost of products per produced barrel sold	$59.54	$125.82	$53.83	$110.15
Times sales of produced refined products sold (BPD)	95,812	79,910	79,072	86,980
Times number of days in period	91	91	181	182

Cost of products for produced products sold	$519,123	$914,939	$770,417	$1,743,714

Woods Cross Refinery
Average cost of products per produced barrel sold	$60.10	$120.60	$49.90	$105.05
Times sales of produced refined products sold (BPD)	27,059	23,790	27,042	24,550
Times number of days in period	91	91	181	182

Cost of products for produced products sold	$147,988	$261,086	$244,241	$469,374

Tulsa Refinery
Average cost of products per produced barrel sold	$73.31	$—	$73.31	$—
Times sales of produced refined products sold (BPD)	16,971	—	8,532	—
Times number of days in period	91	—	181	—

Cost of products for produced products sold	$113,217	$—	$113,212	$—

Sum of cost of products for produced products sold from our three refineries (4)	$780,328	$1,176,025	$1,127,870	$2,213,088
Add refined product costs from purchased products sold and rounding (1)	9,180	123,226	66,859	258,415

Total refined cost of products sold	789,508	1,299,251	1,194,729	2,471,503
Add crude oil cost of direct sales of excess crude oil(2)	99,872	311,963	220,554	514,176
Add other refining segment costs of products sold(3)	15,537	29,375	19,473	45,898

Total refining segment cost of products sold	904,917	1,640,589	1,434,756	3,031,577
Subtract consolidations and eliminations	(24,991)	(20,039)	(43,176)	(27,590)

Costs of products sold (exclusive of depreciation and amortization)	$879,926	$1,620,550	$1,391,580	$3,003,987

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt Company and costs attributable to feedstock and sulfur credit sales.

(4)	The above calculations of cost of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Average cost of products per produced barrel sold	$61.32	$124.62	$54.35	$109.03
Times sales of produced refined products sold (BPD)	139,842	103,700	114,646	111,530
Times number of days in period	91	91	181	182

Cost of products for produced products sold	$780,328	$1,176,025	$1,127,870	$2,213,088

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.56	$5.68	$5.19	$4.98
Times sales of produced refined products sold (BPD)	95,812	79,910	79,072	86,980
Times number of days in period	91	91	181	182

Refinery operating expenses for produced products sold	$39,758	$41,304	$74,279	$78,835

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$5.98	$8.13	$6.45	$7.17
Times sales of produced refined products sold (BPD)	27,059	23,790	27,042	24,550
Times number of days in period	91	91	181	182

Refinery operating expenses for produced products sold	$14,725	$17,601	$31,570	$32,036

Tulsa Refinery
Average refinery operating expenses per produced barrel sold	$5.21	$—	$5.21	$—
Times sales of produced refined products sold (BPD)	16,971	—	8,532	—
Times number of days in period	91	—	181	—

Refinery operating expenses for produced products sold	$8,046	$—	$8,046	$—

Sum of refinery operating expenses per produced products sold from our three refineries (2)	$62,529	$58,905	$113,895	$110,871
Add other refining segment operating expenses and rounding (1)	5,111	5,278	10,160	10,528

Total refining segment operating expenses	67,640	64,183	124,055	121,399
Add HEP segment operating expenses	11,086	9,985	21,882	13,661
Add corporate and other costs	(226)	—	(254)	(184)
Subtract consolidations and eliminations	8	7	27	7

Operating expenses (exclusive of depreciation and amortization)	$78,508	$74,175	$145,710	$134,883

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt Company.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Average refinery operating expenses per produced barrel sold	$4.91	$6.24	$5.49	$5.46
Times sales of produced refined products sold (BPD)	139,842	103,700	114,646	111,530
Times number of days in period	91	91	181	182

Refinery operating expenses for produced products sold	$62,529	$58,905	$113,895	$110,871

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Navajo Refinery
Net operating margin per barrel	$3.83	$2.39	$4.78	$2.20
Add average refinery operating expenses per produced barrel	4.56	5.68	5.19	4.98

Refinery gross margin per barrel	8.39	8.07	9.97	7.18
Add average cost of products per produced barrel sold	59.54	125.82	53.83	110.15

Average sales price per produced barrel sold	$67.93	$133.89	$63.80	$117.33
Times sales of produced refined products sold (BPD)	95,812	79,910	79,072	86,980
Times number of days in period	91	91	181	182

Refined products sales from produced products sold	$592,274	$973,623	$913,108	$1,857,376

Woods Cross Refinery
Net operating margin per barrel	$2.97	$4.36	$3.39	$5.34
Add average refinery operating expenses per produced barrel	5.98	8.13	6.45	7.17

Refinery gross margin per barrel	8.95	12.49	9.84	12.51
Add average cost of products per produced barrel sold	60.10	120.60	49.90	105.05

Average net sales per produced barrel sold	$69.05	$133.09	$59.74	$117.56
Times sales of produced refined products sold (BPD)	27,059	23,790	27,042	24,550
Times number of days in period	91	91	181	182

Refined products sales from produced products sold	$170,027	$288,125	$292,404	$525,270

Tulsa Refinery
Net operating margin per barrel	$(2.38)	$—	$(2.38)	$—
Add average refinery operating expenses per produced barrel	5.21	—	5.21	—

Refinery gross margin per barrel	2.83	—	2.83	—
Add average cost of products per produced barrel sold	73.31	—	73.31	—

Average net sales per produced barrel sold	$76.14	$—	$76.14	$—
Times sales of produced refined products sold (BPD)	16,971	—	8,532	—
Times number of days in period	91	—	181	—

Refined products sales from produced products sold	$117,588	$—	$117,582	$—

Sum of refined products sales from produced products sold from our three refineries (4)	$879,889	$1,261,748	$1,323,094	$2,382,646
Add refined product sales from purchased products and rounding (1)	8,303	120,310	61,984	255,556

Total refined products sales	888,192	1,382,058	1,385,078	2,638,202
Add direct sales of excess crude oil(2)	100,621	314,486	221,876	517,437
Add other refining segment revenue (3)	31,106	39,657	49,875	57,938

Total refining segment revenue	1,019,919	1,736,201	1,656,829	3,213,577
Add HEP segment sales and other revenues	40,602	26,774	72,727	36,716
Add corporate and other revenues	2,979	886	3,078	1,287
Subtract consolidations and eliminations	(25,119)	(20,039)	(43,430)	(27,774)

Sales and other revenues	$1,038,381	$1,743,822	$1,689,204	$3,223,806

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from feedstock and sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net operating margin per barrel	$2.91	$2.85	$3.92	$2.89
Add average refinery operating expenses per produced barrel	4.91	6.24	5.49	5.46

Refinery gross margin per barrel	7.82	9.09	9.41	8.35
Add average cost of products per produced barrel sold	61.32	124.62	54.35	109.03

Average sales price per produced barrel sold	$69.14	$133.71	$63.76	$117.38
Times sales of produced refined products sold (BPD)	139,842	103,700	114,646	111,530
Times number of days in period	91	91	181	182

Refined product sales from produced products sold	$879,889	$1,261,748	$1,323,094	$2,382,646

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555